Exhibit 99.1

OUR MISSION MediaCo is a brand and content company reflecting, informing, and amplifying communities through culture, news, and entertainment.

OUR VISION To be the leading multicultural media company for the New America.

OUR VALUES Represent: We reflect our community through diverse- owned, diverse-created, content that is uniquely connected to the New America. Influence: We drive influence through our talent, entertainment content, live news, sports, and events. Innovate: We are a culture of innovation, bringing new ideas and seeking different ways to engage with our audiences across all of our platforms.

OUR CONTENT  VIDEO  MediaCo enjoys significant Video Content assets:  EstrellaTV news channel with distribution on broadcast, pay television and multiple FAST channels.  U.S. Home of the Liga MX soccer team Tigres UANL AUDIO The Company owns and programs some of the most iconic brands in music today:  Leading urban R&B station WBLS as well as the ‘Home of Hip-Hop” Hot97, home to the influential Funk Flex.  Leading Spanish language radio station Que Buena Los Angeles, home to the industry leading syndicated morning show Don Cheto Al Aire. With multiple studio assets around the country, we have a legacy of hosting music festivals and concerts sold by our local sales operations.Network with popular franchises including Tengo Talento Mucho Talento and Rica Famosa LatinaA library of over +20,000 hours original content A 24/7 Spanish-language

7 out of top 10 “New Majority” markets OWNED/MANAGED BROADCASTING ASSETS: New York City: Two (2 FM) radio stations, WBLS 107.5 and WQHT 97.1; and a low power TV station, WASA Channel 24; plus two (2HD) Spanish language radio stations, LUNA 107.5 HD2 and LA BUENA 97.1 HD2Los Angeles: A full power TV station, KRCA Channel 62; and a cluster of  (4 FM) radio stations, KBUE 101.5, KBUA 94.3, KEBN 94.3, and KRQB 96.1 Chicago: A low power TV station,  WESV Channel 40 Dallas: A cluster of (3 FM) radio stations, KNOR 93.7, KZZA 106.7, KBOC 98.3 Houston: A full power TV station KZJL Channel 61 and cluster of (3 FM) stations, KTJM 98.5, KNTE 101.7 and KQQK 107.9 Denver: A full power TV station, KETD Channel 53 Miami: A full power TV station, WGEN Channel 8

WE DON’T TALK… WE INFLUENCE!  Our talent are culture shapers and influencers.  From Hip Hop to R&B, Regional Mexican Music to respected news and opinion leaders, we reach millions of consumers every minute and every day… and across all the platforms they live on.  We are a diverse owned media company, dedicated to super-serving the 145M+ multicultural Americans we proudly call our community.

WE HAVE REACH Radio and Audio Streaming Audience driving programs and content across 13 leading radio stations in four of the top Hispanic and Black markets (New York, LA, Dallas, Houston) Top 20 U.S. audio streaming platform on TuneIn, regardless of language. Top U.S. morning radio shows: the Don Cheto Al Aire show (live in 33 markets), and Ebro in the Morning in New York Video Top 3 Spanish-language Broadcast TV network;  approx. 26 million TV households 1000 hours+ of award-winning original and co-produced content. Licensed content including sports (Liga MX Tigres), movies (Hallmark, Hemisphere), 22,000+ hours of series and specials Connected to our Fans Over 750k fans at events and festivals per year, including HOT 97’s “Summer Jam” in New York and Cinco de Mayo and Fiestas Patrias evens in Los Angeles, Dallas and Houston Exclusive Spanish-language media partner of the Los Angeles Chargers and New York Jets Digitally Engaged Over 100m+ Followers and Video Impressions Trending posts, reels and live social content Powering Connected TV 90% nationwide reach across 7 national streaming channels and a DTC, AVOD app and launching this year,  and 3 new channels with Curiosity Stream

“Companies need to reflect the audience and the content the audience is looking for” -Soo Kim, Standard General MediaCo is committed to serving the engaged multicultural consumer who accounts for almost half of U.S. economic growth. We are content creators, aggregators and distributors, passionately serving the New America. Minority-owned, minority targeted,  We are Multicultural media. MULTICULTURAL

 THANK YOU!